As filed with the Securities and Exchange Commission on June 20, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	3841	36-4528166
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Kendall Square, Suite B14402
Cambridge, MA 02139
(617) 863-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Toselli, M.D.

President and Chief Executive Officer

InVivo Therapeutics Holdings Corp.

One Kendall Square, Suite B14402
Cambridge, MA 02139
(617) 863-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rosemary G. Reilly, Esq.	Michael F. Nertney, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP	Ellenoff Grossman & Schole LLP
60 State Street	1345 Avenue of the Americas
Boston, Massachusetts 02109	New York, NY 10105-0302
(617) 526-6000	(212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-224424

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)		Amount of Registration Fee (1)
Common Stock, par value $0.00001 per share	$2,530,000		$315
Series B pre-funded warrants to purchase shares of Common Stock		$(3)		(3)
Shares of Common Stock issuable upon exercise of Series B pre-funded warrants		(3)		(3)
Series A common warrants to purchase shares of Common Stock
Shares of Common Stock issuable upon exercise of Series A common warrants(4)	$2,783,000		$346
Total	$5,313,000		$661

(1)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Represents only the additional number of securities being registered. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-224424).

(2)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)          The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any Series B pre-funded warrants offered and sold in the offering, and the proposed maximum aggregate offering price of the Series B pre-funded warrants to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock sold in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock, Series B pre-funded warrants and Series A common warrants (including the common stock issuable upon exercise of the Series B pre-funded warrants), if any, is $2,530,000.

(4)          Pursuant to Staff Compliance and Disclosure Interpretation 240.06, equals the aggregate exercise price of the warrants.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of (i) additional shares of common stock, $0.00001 par value per share (each a “Share”), together with a warrant to purchase one Share (each a “Series A Warrant”) and (ii) pre-funded warrants to purchase one Share (each a “Series B Warrant”), together with a Series A Warrant, of the Registrant, as set forth in the Registration Statement and the prospectus contained therein, of InVivo Therapeutics Holdings Corp., a Nevada corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  The contents of the earlier registration statement on Form S-1 (File No. 333-224424), which was declared effective by the Commission on June 20, 2018, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

Exhibit No.	Description
5.1	Opinion of Ballard Spahr LLP
23.1	Consent of RSM US LLP
23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (contained on the signature pages to the registration statement)

*  Filed as Exhibit 24.1 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-224424) filed with the Commission on June 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on June 20, 2018.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: June 20, 2018	By:	/s/ Richard Toselli
Richard Toselli
President and Chief Executive Officer (Principal Executive Officer)

Date: June 20, 2018	By:	/s/ Jeffrey Modestino
Jeffrey Modestino
Principal Financial Officer, Principal Accounting Officer, Treasurer

In accordance with the requirements of the Securities Act of 1933, as amended, this the registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Richard Toselli	President and Chief Executive Officer (Principal Executive Officer) and Director	June 20, 2018
Richard Toselli

/s/ Jeffrey Modestino	Principal Financial Officer, Principal Accounting Officer, Treasurer	June 20, 2018
Jeffrey Modestino

*	Director	June 20, 2018
Jeffrey Hatfield

*	Director	June 20, 2018
Daniel Marshak

*	Director	June 20, 2018
C. Ann Merrifield

*	Director	June 20, 2018
Christina Morrison

*	Director	June 20, 2018
Richard Roberts

*By:	/s/ Richard Toselli
Attorney-in-fact